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                                                                      EXHIBIT 21

                  EMMIS COMMUNICATIONS CORPORATION SUBSIDIARIES


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                           Corporations
                           ------------
                                                                      State of
                            Legal Name                              Organization    Business Name
                            ----------                              ------------    -------------
Emmis DAR, Inc.                                                           IN       DAR
Emmis International Corporation                                           IN       EIC
Emmis License Corporation                                                 CA       ELC
Emmis International Broadcasting Corporation                              CA       Intl.
Emmis Television License Corporation of Honolulu                          CA       KHON TV License
KPWR, Inc.                                                                IN       KPWR
KPWR License, Inc.                                                        CA       KPWR License
Emmis FM Broadcasting Corporation of St. Louis                            IN       KSHE
Emmis FM License Corporation of St. Louis                                 CA       KSHE License
Los Angeles Magazine, Inc.                                                CA       LA Mag
Los Angeles Magazine Holding Company, Inc.                                CA       LA Mag Holding Co.
Emmis Meadowlands Corporation                                             IN       Meadowlands
Mediatex Communications Corporation                                       TX       Mediatex Comm.
Mediatex Development Corporation                                          TX       Mediatex Development
Emmis Pledge Corporation                                                  DE       Pledge
Emmis Publishing Corporation                                              IN       Publish
Slager Radio Rt. (54%)                                                 Hungary     Slager Radio
Emmis 1380 AM Radio Corporation of St. Louis                              IN       St. Louis AM
Texas Monthly, Inc.                                                       TX       Texas Monthly
Emmis Television License Corporation of Mobile                            CA       WALA TV License
Emmis 104.1 FM Radio Corporation of St. Louis                             IN       WXTM
Emmis 104.1 FM Radio License Corporation of St. Louis                     CA       WXTM License
Emmis FM Broadcasting Corporation of Indianapolis                         IN       WENS
Emmis FM License Corporation of Indianapolis                              CA       WENS License
Emmis Television License Corporation of Cape Coral                        CA       WFTX TV License
Emmis AM Radio Corporation of Indianapolis                                IN       WIBC
Emmis AM Radio License Corporation of Indianapolis                        CA       WIBC License
Emmis Television License Corporation of Orlando                           CA       WKCF License
Emmis 106.5 FM Broadcasting Corporation of St. Louis                      IN       WKKX
Emmis 106.5 FM License Corporation of St. Louis                           CA       WKKX License
Emmis FM Broadcasting Corporation of Chicago                              IN       WKQX
Emmis FM License Corporation of Chicago                                   CA       WKQX License
Emmis Television License Corporation of Green Bay                         CA       WLUK License
Emmis FM Radio Corporation of Indianapolis                                IN       WNAP
Emmis FM Radio License Corporation of Indianapolis                        CA       WNAP License
Emmis FM Holding Corporation of New York                                  DE       WQCD Holding
Emmis 101.9 FM Radio Corporation of New York                              MI       WQCD
Emmis Broadcasting Corporation of New York                                IN       WQHT
Emmis License Corporation of New York                                     CA       WQHT License
Emmis Radio Corporation of New York                                       DE       WRKS
Emmis Radio License Corporation of New York                               CA       WRKS License
Emmis Television License Corporation of Terre Haute                       CA       WTHI TV License
Emmis 99.9 FM Radio License Corporation of Terre Haute                    CA       WTHI - FM License
Emmis 1310 AM Radio Corporation of Indianapolis                           IN       WTLC - AM
Emmis 1310 AM Radio License Corporation of Indianapolis                   CA       WTLC -AM License
Emmis 105.7 FM Radio Corporation of Indianapolis                          IN       WTLC - FM
Emmis 105.7 FM Radio License Corporation of Indianapolis                  CA       WTLC -FM License
Emmis Television License Corporation of New Orleans                       CA       WVUE TV License
Emmis 105.5 FM Radio License Corporation of Terre Haute                   CA       WWVR License
Emmis Television License Corporation of Orlando                           CA       WKCF-TV License
Big Hit Marketing, Inc.                                                   IL       BHM
Emmis Latin America Broadcasting Corporation                              CA       ELAB
Emmis South America Broadcasting Corporation                              CA       ESAB
Emmis Argentina Broadcasting, S.A.                                                 EAB
Emmis Buenos Aires Broadcasting, S.A.                                              EBAB

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                        PARTNERSHIPS, LLC'S
                        -------------------
                                                                      State of
                            Legal Name                              Organization   Business Name
                            ----------                              ------------   -------------
Emmis Indiana Broadcasting, L.P.                                          IN       N/A
Emmis Publishing, L.P.                                                    IN       N/A
Emmis Television Broadcasting, L.P.                                       IN       N/A
1050, L.P. (Emmis Meadowlands is a limited partner)                                1050, LP
Duncan American Radio, LLC (40%)                                                   DAR, LLC
Country Sampler Stores, LLC (51%)                                                  Country Stores
Game Warden Wildlife Journal, LLC (51%)                                   IN       Game Warden
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